PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 26 day of July, 1995, by and between NATIONAL CAPITAL MANAGEMENT CORPORATION, a
Delaware corporation ("Seller"), and WILLIAM R. DIXON, JR., a single man ("Buyer").

1. Property to be Purchased. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, upon the terms and conditions set forth in this Agreement, that certain real property located at 2065 S.E. Tualatin valley Highway, Hillsboro, Washington County, Oregon, the legal description of which is attached hereto as Exhibit "A" and by this reference incorporated herein (the "Property"). The Property is commonly known as "The Mart Shopping Center".

2.   Purchase Price.

(a) The purchase price for the Property, which Buyer agrees to pay to Seller, shall be the sum of THREE MILLION ONE HUNDRED two thousand five hundred one and 27/100 ($3,102,501.27)payable as follows:

(i)    The  sum  of  NINE  HUNDRED  SIXTY  THOUSAND  AND   00/100
($960,000.00) DOLLARS in cash at Closing (less any earnest money previously paid by Buyer)

(ii) Buyer's acquisition of the Property subject to the terms of the existing first loan secured by the Property in the principal amount of ONE MILLION THIRTY-TWO HUNDRED TWO THOUSAND FIVE HUNDRED ONE AND 27/100 ($1,232,501.27) DOLLARS. Buyer, at Buyer's sole cost and expense, shall be responsible for obtaining any and all approvals of this transaction from the holder of said first loan. Such approval is not a condition of this transaction.

(iii) Buyer's execution and delivery to Seller of Buyer's Promissory Note secured by a Second Trust Deed on the Property. Said promissory Note shall be in the amount of NINE HUNDRED TEN THOUSAND AND 00/100 ($910,000.00) DOLLARS. Said Promissory Note shall be payable interest only monthly and shall not include any prepayment penalty or premium. For the first six months of the term of the Promissory Note, interest shall accrue at the rate of eight (8%) percent per annum, and thereafter interest shall accrue at the rate of ten (10%) percent per annum. The Promissory Note shall be due and payable on the earlier of eighteen (18) months from the date of closing, sale or refinance of the Property. In the event any such refinance of the Property is

Page 1.   Property Purchase Agreement   7/25/95

insufficient to pay said Promissory Note in full, Seller agrees to subordinate Seller's Second Trust Deed to the lien of a new first encumbrance so long as all net proceeds from such refinance which are not used to pay off the existing first loan on the Property and which are not used to pay the cost of refinance are paid to Seller on account of the Promissory Note. Said Promissory Note shall be a nonrecourse obligation of Buyer unless the holder of the first loan on the Property prohibits secondary financing on the Property, in which case Buyer acknowledges that said Promissory Note shall be a recourse obligation of Buyer and be unsecured.

3. Seller's Delivery. Seller agrees to or has previously delivered the following to Buyer:

(a) A First Supplemental Title Report dated as of July 6, 1995 (the "Title Commitment") issued by Chicago Title Insurance Company (the "Title Company"), with copies of all exceptions or conditions referred to therein. The Title Commitment shall set forth the state of title to the Property, together with all exceptions or conditions to title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reser vations, consents and all other encumbrances affecting the
Property, which will appear in the Standard Owner's Title Insurance Policy to be issued at Closing. Buyer shall have three (3) business days following receipt of the Title Commitment to approve the condition of title.

(b) A survey to the Property, prepared by a surveyor licensed in Oregon showing the exact location (by courses and distance) and the exact dimensions of the Property, the surface and subsurface structures and improvements and the location and dimensions of all defects and encumbrances shown on the Title Commitment described in subparagraph (a) above or defects or encumbrances visible on the Property.

(c)  A 1992 Level I Environmental Report on the Property prepared by  an  environmental engineer licensed in the State  of  Oregon,
disclosing   the    extent   of  any   hazardous   materials   or
environmental hazards contained on the Property.

(d) A schedule and copies of all of the service contracts, management agreements and all other agreements affecting the Property or the operation or maintenance thereof.

(e) A complete and accurate rent roll for the Property as of July 1, 1995.

4.   Seller's Representations.

(a)  Seller represents and warrants to Buyer:

Page 2.  Property Purchase Agreement

(i) That from the date of this Agreement to the Date of Closing, Seller will operate the Property diligently and only in the ordinary course of business.

(ii) That Seller, prior to Closing, (A) will keep and maintain the Property in as good of condition as exists on the date hereof, reasonable wear and tear excepted, (B) will make or cause to be made all reasonable and ordinary repairs and maintenance with respect to the improvements and personal property used in the operation of the Property, (C) will not violate or breach any law or regulation nor permit any waste or nuisance and (D) will promptly advise Buyer of any litigation1 arbitration or administrative hearing before any governmental authority concerning or affecting the Property arising or threatened after the date hereof.

(iii) Seller is currently negotiating with BiMart in connection with common area and maintenance expense reconciliation for the years 1989 through 1994. Seller anticipates that all issues with the exception of Seller's claim for reimbursement of management fees will be resolved. Said litigation may have an effect on Buyer's ability to collect common area and maintenance charges relating to management fees in the future. Seller agrees that it is Seller's sole cost and expense to prosecute said litigation concerning management fees. Seller agrees to indemnity, defend and hold harmless Buyer from and against any claims for reimbursement by BiMart of any overpayment of management fees or other common area maintenance expenses prior to the close of escrow hereunder.

(iv) That Seller has discussed with Waremart issues relating to common area maintenance expense reconciliation. Waremart has paid said expenses in full. Seller does not anticipate litigation with Waremart concerning these matters. However, Waremart objected to the payment of management fees at the time of such payment. Seller agrees to indemnity, defend and hold harmless Buyer from and against any claims for reimbursement by Waremart of any overpayment of management fees or other common area maintenance expenses prior to the close of escrow hereunder.

(v) That the Oregon Department of Transportation has on May 2, 1995 submitted a proposal to Seller to pay to Seller TWELVE THOUSAND TWO HUNDRED AND 00/100 ($12,200.00) DOLLARS for a strip of land along Tualatin Valley Highway. Seller has delivered a copy of said proposal to Buyer, attached hereto as Exhibit "B" and by this reference incorporated. Seller caused a response to be sent to the Oregon Department of Transportation by letter dated May 5, 1995, a copy of which has been delivered by Seller to Buyer. To date Seller has received no response to said letter.

(vi) That the existing first loan on the Property is current and not in default (except as may be caused by the

Page 3.  Property Purchase Agreement

closing of this transaction); that the unpaid principal balance as of July 1, 1995 is $1,232,501.27 that the interest rate on said loan is 10% per annum; that the monthly payment required is $11,945.18; that the loan is due and payable in full on December 1, 1997; and that exceptions 24 and 47 as set forth on the Title Commitment secure the same first loan on the Property as described in this subparagraph.

(vii) The execution of this Agreement and the transaction contemplated hereby have been duly authorized by all requisite action on the part of the Seller and the persons executing this Agreement have the authority to execute same, and their signatures are sufficient to bind Seller in every respect.

(viii)That Seller shall indemnify1 defend and hold Buyer harmless from all claims by tenants of the Property arising from acts or events occurring prior to Closing.

(ix) That the Lease of March 4, 1976 between Charles A. Spicer and Faye A. Spicer as lessor and Fred H. Bender as lessee affecting Parcel II of the Property and the Option to Purchase Agreement now owned by Seller and shown as exception 25 on the Title Commitment are in full force and effect and have not been assigned or encumbered except as set forth on the Title Commitment.

(b) Seller further represents and warrants that to the best of Seller's knowledge the following statements are true and correct as of the date hereof and will be true and correct as of Closing:

(i) All documents delivered to Buyer by Seller are true and correct copies of the originals and represent the factual matters stated therein.

(ii) The rent roll is accurate and represents all tenants with an interest in the Property, and all leases furnished to Buyer are in full force and effect, and are complete and are without any amendments.

(iii) As of Closing, there will be no outstanding contracts or agreements for any improvements to the Property which have not been paid in full. Seller shall cause to be discharged any mechanic's liens arising prior to Closing.

(iv) Except as disclosed to Buyer in writing, Seller has not executed or otherwise entered into any written or unwritten leases, tenancies, occupancy agreements, service agreements, or other agreements with respect to rights affecting possession of the Property or any portion thereof, and to the best of Seller's knowledge, there are no such agreements entered into or executed by a third party.

Page 4.  Property Purchase Agreement

(v) Except as disclosed in subparagraph 4 (a) (v) above, there are not presently pending or threatened any special assessment proceedings, condemnations, requirements by any jurisdictional agency, or any other actions against the Property.

(vi) There is no current labor dispute with any maintenance or other personnel or employees of Seller or any contracts with respect to the Property which could adversely affect the use, operation or value of the Property.

(vii) There are no commissions, finder's fees or other compensation owing or which may become due to any broker or any other person or entity with respect to any tenant lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansion thereof.

(viii)Except as might be claimed by BiMart or Waremart as disclosed in subparagraphs 4(a)(iii) and 4(a)(iv) above, there are no credits or rent offsets due to tenants. Nor are there any claims or causes of action concerning the Property or any portion thereof.

(ix) There are no material defects of the Property nor is it in violation of any law, zoning, use, ordinance and/or regulation affecting the Property.

(x) Based solely on the 1992 Level I delivered by Seller to Buyer, there is no contamination, hazardous waste or toxic substance existing on or below the surface of the Property, including, without limitation contamination of the soil, subsoil, or groundwater which constitutes a violation of any law, rule, or regulation of any government entity having jurisdiction therefore which exposes Buyer to liability to third parties. At no time has Seller nor any third party used, generated, manufactured, stored, or disposed of or allowed to accumulate on, under, or about the Property or transported. to or from the Property any flammable explosives, radioactive materials, hazardous waste, toxic substances, or related materials ("Hazardous Materials"). For the purpose of this paragraph, Hazardous Materials shall include but not be limited to substances defined as "Hazardous Substances", "Hazardous Materials", or "Toxic Substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 6901,. et seq.; Oregon Hazardous Waste Management Act, ORS Chapter 466, Oregon Underground Storage Tank Act, ORS 468.909; and in the regulations adopted and publications promulgated pursuant to said laws.

(xi) All representations and warranties contained or referred to in this Agreement shall survive the execution and delivery of this Agreement, transfer of title to the Property, and

Page 5.  Property Purchase Agreement

transfer of possession of the Property. Seller shall promptly advise Buyer if Seller acquires any information which would affect the continued validity of the representations and warranties set forth in the Agreement. If any of said representations and warranties of Seller set forth in this paragraph 4 shall not be true and correct at the time the same is made or as of the Closing hereunder, then upon written notice from Buyer to Seller on or prior to such Closing, this Agreement shall terminate at Buyer's election except with respect to any rights, obligations or liabilities arising out of any breach of this Agreement by either party hereto. Seller shall indemnify, defend and hold harmless Buyer from and against any losses, damages, claims, liabilities, actions, causes of action, costs or expenses (including, without limitation, attorney's fees and court costs) incurred or suffered by Buyer as a result of the inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement which is discovered after the Closing hereunder.

5. As Is With All Faults. Except as set forth in paragraph 4 above, Seller desires to dispose of the Property without continuing liability following the disposition. Accordingly, Buyer shall purchase the Property on an "AS IS, WITH ALL FAULTS" basis. If this Agreement required Seller to make any representation or warranty, express or implied, relating to the Condition of the Property (hereafter defined), or to accept any liability with respect to the Condition of the Property, Seller would have required a materially higher purchase price for the Property because of contingent risk to Seller of post-closing liability, or refuse to sell the Property. Buyer acknowledges and represents:

(a) Buyer has taken the "AS IS, WITH ALL FAULTS" basis for sale of the Property into account in determining the Purchase Price of the Property, and the Purchase Price incorporates whatever adjustment deemed necessary to reflect the risk Buyer is assuming in purchasing the Property "AS IS, WITH ALL FAULTS."

(b) Buyer assumes and accepts the entire responsibility for interpreting and assessing the Condition of the Property, including the extent, if any, to which the information contained in documents furnished to or obtained by Buyers is accurate, complete, or should be relied upon by Buyer.

(c) Except as may be stated expressly in this Agreement or any document to be delivered as part of the Closing1 Seller and Seller's agents and employees shall have absolutely no liability for any warranty, representation, or other promise or statement regarding the Condition of the Property.

(d) The term "Condition of the Property" means all material facts about the Property, including but not limited to:

Page 6.  Property Purchase Agreement

(i) The quality, nature and adequacy of the physical condition of the Property, including but not limited to the quality of the design, labor, and materials used to construct the improvements thereof, if any; structural elements, roofs, glass, mechanical, plumbing, HVAC, sewage or utility components and systems, irrigation, access, fixtures, and the presence of any asbestos or other hazardous or toxic substance or waste, including, without limitation, friable asbestos, gasoline, petroleum products, explosives, urea, formaldehyde, polychlorinated biphenyl and radioactive materials;

(ii)    The    development   potential,   economic   feasibility,
habitability,   merchantability  and  fitness,   suitability   or
adequacy of the Property for any particular use;

(iii) Compliance or non-compliance of Seller or any other person or the Property or its operation in accordance with, and the content of, applicable codes, laws, restrictions, licenses, permits, approvals, and applications of or with any governmental authority asserting jurisdiction over the Property, including but not limited to those relating to zoning, building, public works, subdivision, subdivision sales, asbestos and hazardous and toxic substances and waste, including but not limited to those enumerated in paragraph (i) above; and

(iv) Compliance or non-compliance of Seller or any other person or the Property or its operation in accordance with, and the contents of, all other applicable agreements, covenants, conditions and restrictions, leases, development agreements, and other instruments and documents governing the use, management and operation of the Property.

(e) The provisions of this paragraph (5) shall not abrogate or limit Buyer's reliance upon the representations in paragraph 4.

6.    Items  to  be Delivered by Seller at Closing.  At  Closing,
Seller agrees to deliver or cause to be delivered the following items to Buyer or to the Title Company.

(a)  A duly executed Special Statutory Warranty Deed conveying to
Buyer fee title to the Property, subject to no encumbrances or defects, except as shown on the Title Commitment to be approved by Buyer.

(b) A Standard Owner's Title Insurance Policy, issued by the Title Company, insuring that fee title to the Property is vested in Buyer, subject to no defects or encumbrances, except as shown on the approved Title Commitment to be approved by Buyer. Said Policy of Title Insurance shall be for the sum of THREE MILLION ONE HUNDRED TWO THOUSAND FIVE HUNDRED AND 27/100 ($3,l02,501.27) DOLLARS.

Page 7. - Property Purchase Agreement

(c) A duly executed Bill of Sale (the form of which is to be approved by Buyer), executed by Seller, with an inventory attached, conveying to Buyer that portion of the property which is or may be considered to be personal property.

(d) A duly executed assignment of leases (the form of which is to be approved by Buyer), executed by Seller.

(e) A letter to the tenants of the Property stating that the Property and the tenants' security deposits, if any, have been conveyed to Buyer in accordance with Oregon law and that rent thereafter should be paid to Buyer.

(f)  Complete  lease  files  for  all  tenants  of  the Property.

(g)   A  duly executed assignment of Seller's Option to  Purchase
Agreement shown as exception 25 to the Title Commitment (the form of which is to be approved by Buyer), executed by Seller.

(h) A duly executed assignment of warranties, service contracts and intangibles (the form of which is to be approved by Buyer), executed by Seller.

7.    Items  to  be Delivered by Buyer at Closing.   At  Closing,
Buyer agrees to deliver to Seller or to the Title Company:

(a) The cash portion of the purchase price, which sum shall be adjusted to reflect credits, Closing costs and prorations of all items as set forth herein.

(b)  The Promissory Note described herein.

(c) A Second Trust Deed securing the Promissory Note (unless disallowed by the holder of the first loan secured by the Property).

(d)  Uniform Commercial Code financing statements.

(e)  Collateral Assignment of Leases.

8.   Time and Place of Closing:

(a)  Closing shall take place on or before July 31, 1995.

(b) Closing shall occur at the offices of the Title Company or such other place as Buyer and Seller may agree. Each party agrees to execute and deliver to the Title Company closing escrow instructions to implement and coordinate the Closing as set forth in this Agreement.

Page 8.  Property Purchase Agreement

9.   Closing Costs:

(a)   The  following items shall be prorated as of  the  Date  of
Closing:

     (i) collected rent and rent not more than thirty (30) days delinquent;

     (ii) advance deposits and prepaid rent shall be credited to Buyer;

     (iii) real property taxes;

     (iv) utility, water and sewer charges where said utilities have not been cancelled by Seller;

     (v)  payments under service contracts, if any;

     (vi)  operating expenses, and

     (vii) non-delinquent interest on the first loan secured by the Property.

At Closing, the net adjustment, in favor of Seller, shall be paid in cash or by certified check or, if in favor of Buyer, shall be paid by set-off against the cash portion of the purchase price. At Closing, Seller shall transfer to Buyer the sum equal to the aggregate of tenants' refundable deposits.

(b) To the extent the amount of any prorated item is not known on the Date of Closing, an initial proration shall be based upon a reasonable estimate thereof and such initial proration shall be subsequently adjusted as soon as practical after the actual amount shall become known to either party.

(c) Seller shall pay one-half (1/2) of Title Company's closing escrow fees, the entire title insurance premium for the Title Insurance Policy required hereunder, and one-half (1/2) of the Washington County Transfer Tax. Buyer's closing costs shall be one-half (1/2) of the Title Company's closing escrow fee, the entire recording fee for the Deed, and one-half (1/2) of the Washington County Transfer Tax. Each party shall bear its own attorney's fees.

10.  Casualty Loss:

(a) If prior to Closing the Property is damaged as a result of fire or other casualty, Buyer shall have the option to:

     (i) accept title to the Property without any abatement of the purchase price whatsoever, in which event, at Closing, all of the insurance proceeds shall be assigned by Seller

Page 9.  Property Purchase Agreement

to Buyer and any monies theretofore received by Seller in connection with such fire or other casualty shall be paid over to Buyer or

     (ii) cancel this Agreement if the Property is materially damaged, and thereupon neither party shall have any further liability to the other.

(b) Seller shall not settle any fire or casualty loss claims or agree to any award or payment in condemnation or eminent domain (unless any proceeds are used for repairs to the Property) without obtaining Buyer's prior consent in each case, which consent shall not be unreasonably withheld or delayed.

11.  Time.     Time is of the essence of this Agreement.

12. Commissions and Disclosure. Each party represents and warrants that such party has not been represented or contacted by a real estate broker in connection with this transaction. Seller agrees to indemnify and hold Buyer harmless from any and all claims for a real estate commission in connection with this transaction arising out of a claim that Seller has retained a real estate broker. Buyer agrees to indemnify and hold Seller harmless from any and all claims for a real estate commission in connection with this transaction arising out of a claim that Buyer has retained a real estate broker.

13. Notices. All notices, demands, consents, approvals and other communications which are required or desired to be given by either party to the other hereunder shall be in writing and shall be hand delivered or sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address set forth below, or such other address as such party shall have last designated by notice to the other. Notices, demands, consents, approvals and other communications shall be deemed given when delivered or two days after mailing.

To Seller:          National Capital Management Corporation
               Attention:     Herbert J. Jaffee
               33rd Floor
               50 California Street
               San Francisco, CA  94111

With a copy to:     David P. Weiner, Esq.
               Samuels, Yoelin, Weiner,
                Kantor & Seymour
               200 Willamette Wharf
               4640 SW Macadam Avenue
               Portland, Oregon  97201

Page 10.  Property Purchase Agreement

To Buyer:      William R. Dixon, Jr.
               33rd Floor
               50 California Street
               San Francisco, CA  94111

With a copy to:     Samuel L. Farb, Esq.
               Berliner Cohn
               Ten Almaden Boulevard, 11th Floor
               San Jose, CA  95113

14.  General Provisions:

(a) This Agreement constitutes the entire Agreement between the parties and cannot be changed or modified, other than by a written Agreement executed by both parties.

(b) The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

(c)  The provisions of this Agreement shall  survive Closing.

(d) This Agreement shall be governed and construed in accordance with the laws of the State of Oregon.

(e) This Agreement is the entire, final and complete agreement of the parties pertaining to the sale and purchase of the Property, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties or their representatives insofar as the Property is concerned. None of the parties shall be bound by any promises, representations or agreements except as are herein expressly set forth.

(f) This Agreement may be executed in one or more identical counterparts. If so executed, each of the counterparts is to be deemed an original for all purposes and all such counterparts shall collectively constitute one Agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one of such counterparts. The parties hereto acknowledge that a facsimile signature shall be deemed an original when followed by an exchange of originally signed documents.

(g) In the event Buyer becomes the debtor in any bankruptcy proceeding, voluntarily, involuntarily or otherwise, either during the period this Agreement is in effect or while there exists any outstanding obligation of Buyer created by this Agreement in favor of Seller, Buyer agrees to pay Seller's reasonable attorney fees and costs which Seller may incur as the result of Seller's participation in such bankruptcy proceedings. It is understood and agreed by both parties that applicable federal

Page 11.  Property Purchase Agreement

bankruptcy law or rules of procedure may affect, alter, reduce or nullify the attorney fee and cost awards mentioned in the preceding sentence.

(h) In case litigation is instituted arising directly or indirectly out of this Agreement, the losing party shall pay to the prevailing party its reasonable attorney's fees, together with all expenses, which may reasonably incur in taking such action, including, but not limited to, costs incurred in searching records and the costs of title reports and expert witness fees. If an appeal is taken from any Judgment or Decree of the trial court, the losing party shall pay the prevailing party in the appeal its reasonable attorney's fees in such
appeal.   Said  sums  shall  be in addition  to  all  other  sums
provided by law.

(i) Failure by either party at any time to require performance by the other party of any of the provisions hereof shall in no way affect the party's rights hereunder to enforce the same nor shall any waiver by the party of any breach hereof be held to be a waiver of any succeeding breach or a waiver of this non-waiver clause.

(j) In construing this Agreement, it is understood that Seller or Buyer may be more than one person, that, if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to one or more individuals and/or corporations and partnerships. All captions and paragraph headings used herein or intended solely for the convenience of reference shall in no way limit any of the provisions of this Agreement.

15.  Required Notices:

(a) THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

(b) THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING

Page 12.  Property Purchase Agreement

DEPARTMENT  TO  VERIFY  APPROVED  USES  AND  EXISTENCE  OF   FIRE
PROTECTION FOR STRUCTURES.

16. Disclaimer. This Agreement has been prepared by the law firm of Samuels, Yoelin, Weiner, Kantor & Seymour ("SYWK&S") in its capacity as counsel to Seller. Buyer is hereby advised that SYWK&S has not performed any legal services for and on behalf of Buyer in connection with this Agreement. Prior to executing this Agreement, Buyer should seek independent legal advice in connection with the matters set forth herein.

IN  WITNESS  WHEREOF,  the  parties  have  caused  this  Property
Purchase Agreement to be duly executed and delivered the day and year first above written.


NATIONAL CAPITAL MANAGEMENT
CORPORATION, a Delaware
corporation

By   /s/ Herbert J. Jaffe          /s/ William R. Dixon, Jr.
     Title: President              William R. Dixon, Jr.
     SELLER                   BUYER


Page 13.  Property Purchase Agreement

                           EXHIBIT "A"

                        LEGAL DESCRIPTION


PARCEL I:

A  tract  of land in Tract 11 and Tract 12, FAIRVIEW ADDITION  TO
HILLSBORO,  AMENDED,  in  the  City  of  Hillsboro,   County   of
Washington   and   State  of  Oregon,  said  tract   being   more
particularly described as follows:

Beginning at the Southeast corner of that certain tract of land described in Deed to Payless Drug Stores of the Northwest, Inc., recorded in Book 1044, Page 21, Washington County, Oregon Deed Records, a point on the Northerly right of way line of Tualatin valley Highway and running thence along the Easterly line of said Payless Drug Stores Tract, North 00039 East 230.67 feet to the Northeasterly corner thereof; thence along the Northerly line of said Payless Drug Stores Tract, North 59028 West 261.40 feet; thence North 00o2l'40" West 326.08 feet to a point on the Southerly line of Lot 9, HUGHES PARK, a plat of record in said county; thence along the Southerly line of said Lot 9, and the Easterly extension thereof, South 89o02'20" East 641.51 feet to the Northeast corner of that certain tract of land conveyed to Fred Bender, by Deed recorded in Book 1070, Page 818, said Deed Records, a point on the Easterly line of Tract 11, said FAIRVIEW ADDITION TO HILLSBORO, a point in the center of SE 21st Avenue (County Road No. 287); thence along said Easterly line of Tract 11, and the Southerly extension thereof, in the center of said avenue South 00"39' West 918.59 feet to the Southeasterly corner of that certain tract of land conveyed to Charles A. Spicer, et ux, by Deed recorded in Book 286. Page 131, said Deed Records, a point on the Norther1y right of way line of said Tualatin Valley Highway; thence along said Northerly right of way line, North 59o28' West 471.96 feet to the point of beginning.

EXCEPTING THEREFRCM that portion conveyed to the State of Oregon, by and through its Department of Transportation, by Deed recorded
April 15, 1981 as Recorder's Fee No. 81012861.

EXCEPTING the following described parcel:

A portion of Tract 12, FAIRVIEW ADDITION TO HILLSBORO, AMENDED, in the City of Hillsboro, County of Washington and State of Oregon, said tract being more particularly described as follows.

Beginning at the Southeast corner of that certain tract of land conveyed to Charles A. Spicer, et ux, by Deed recorded in Book 286, Page 131, Deed Records of Washington County, said point being in the center of SE 21st Avenue (County Road No. 287) and on the Northerly right of way line of the Tualatin Valley Highway; thence North along the center line of said SE 21st Avenue 195.8 feet, more or less, to the Northeast corner of said Spicer Tract; thence West 174.5 feet to a point; thence South to the Northerly right of way line of Tualatin valley Highway; thence Southeasterly along the Northerly right of way line of the Tualatin valley Highway to the point of beginning.

(Continued)

                        LEGAL DESCRIPTION

PARCEL II:

A leasehold in and to the following described land:

A portion of Tract 12, FAIRVIEW ADDITION TO HILLSBORO, AMENDED, in the City of Hillsboro, County of Washington and State of Oregon, said tract being more particularly described as follows:

Beginning at the Southeast corner of that certain tract of land conveyed to Charles A. Spicer, et ux, by deed recorded in Book 286, Page 131, Deed Records of Washington County. said point being in the center of SE 21st Avenue (County Road No. 287) and on the Northerly right of way line of the Tualatin valley Highway; thence North along the center line of said SE 21st Avenue 195.8 feet, more or less, to the Northeast corner of said Spicer tract; thence West 174.5 feet to a point; thence South to the Northerly right of way line of the Tualatin valley Highway; thence Southeasterly along the Northerly right of way line of the Tualatin valley Highway to the point of beginning.

TOGETHER WITH that portion of SE 21st Avenue insures thereto by reason of vacation Ordinance recorded November 21, 1989 as Fee
No. 89-56920.

As created by that certain lease dated March 4, 1976 and recorded March 4, 1976 in Book 1071, Page 835, Washington County Deed Records, between Charles A. Spicer and Faye A. Spicer, Lessor and Fred H. Bender, Lessee, for the term and upon and subject to all the provisions therein contained.


EXHIBIT "B"                                  OREGON
                                        DEPARTMENT OF
May 17,1995                                  TRANSPORTATION

CERTIFIED MAIL                          FILE CODE:
National Capital Management Corp.  File 57514
50   California   St.                   SE   21st-SE   Main   St.
(Hillsboro) Section
San Francisco, CA 94111            Tualatin Valley Highway
                              Washington County
Beverly Hills Savings and Loan
24422 Avenida De La Carlota
Laguna Hills, CA 92653

The Department of Transportation has planned a project to improve the above captioned section of highway.

For  this  needed  public improvement the  Oregon  Transportation
Commission has found that the following described acquisition is necessary in order to accomplish the planned project. The acquisition is:

     Title in fee simple to the property described as Parcel I in the Exhibit A attached hereto.

     A permanent easement across the property described as Parcel 2 in the Exhibit A attached hereto, for the purpose of constructing, reconstructing, operating and maintaining slopes, telephone, power line, gas, drainage Curb, landscaping and T.V. cable facilities. Since fee simple title is not being acquired, any use may be made of the real property provided that such use shall not interfere with the purpose of this easement or endanger the lateral support of the highway.

     A permanent easement across the property described as Parcel 3 in the Exhibit A attached hereto, for the purpose of a sign. Since fee simple title is not being acquired, any use may be made of the real property provided that such use shall not interfere with the purpose of this easement or endanger the lateral support of the highway.

                                        Transportation Building
                                        Salem OR 97310

Page 2                                  File 57514


     A temporary easement across the property described as Parcel 4 in the Exhibit A attached hereto, for the purpose of constructing a road approach. Since fee simple title is not being acquired, any use may be made of the real property provided that such use shall not interfere with the purpose of this easement. This easement automatically terminates on completion of the project.

The Oregon Transportation Commission makes this offer to you for delivery of a warranty deed to the State of Oregon, by and through its Department of Transportation, conveying the acquisition described herein. The conveyance must be free and clear of all taxes, liens and encumbrances (except those the State is willing to take subject to), including the proportionate part of the real property taxes for the fiscal year during which the State takes possession of, or receives title to, the acquisition. For this conveyance I have been authorized by the Oregon Transportation Commission to offer to you, and do hereby offer to you, the sum of $12,200.00.

The State will, however, accept the warranty deed subject to the interest of others than yourselves in the following encumbrances:

     Easement for sanitary sewer line in favor of the City of Hillsboro recorded August 29,1958, in Book 408, Page 513, Records of Washington County, Oregon.

     Easement for sanitary sewer line in favor of the City of Hillsboro recorded September 2, 1958, in Book 405, Page 517,
Records of Washington County, Oregon.

     Easement for sanitary sewer line in favor of the City of Hillsboro recorded August 17, 1961, in Book 448, Page 151,
     Records of Washington County, Oregon.

     Easement for waterline in favor of the City of Hillsboro recorded September 24, 1979, as Recorder's Fee No. 79038922,
     Records of Washington County, Oregon.

     Easement for waterline in favor of the City of Hillsboro recorded September 24, 1979 as Recorder's Fee No. 79038923,
     Records of Washington County, Oregon.

     Easement   for  water  lines  in  favor  of  the   Utilities
     Commission of the City of Hillsboro recorded July 17, 1986, as Recorder's Fee No. 86031331, Records of Washington
     County, Oregon.


Page 3                                  File 57514


     Cross Easements and Restrictive Covenants by and between Waremart, Inc., an Idaho corporation and National Capital Management Corporation, a Delaware corporation, dated July 17,1990, recorded October 30, 1990 as Recorder's Fee No.90059951, Records of Washington County, Oregon.

     Various leasehold interests.

Negotiations to reach an agreement to purchase the above described acquisition have been unsuccessful to this point. As a result it may become necessary to institute condemnation proceedings which will involve all addressed parties having an interest in the acquisition. First, however, you must decide if the Commission's offer is acceptable. I ask that you immediately consider this offer. Marty Petersen, Department of Justice/ODOT Liaison Agent, will be contacting the property owners specifically for that decision. If acceptable, she is available to complete the details for the acquisition. My other parties of interest who have questions regarding this acquisition may contact her at 503-986-3631. I sincerely hope that condemnation proceedings can be avoided by reaching such an agreement with you


/s/ Deolinda G. Jones
DEOLINDA G. JONES
Acting Right of Way Manager


cc:  Alan M. Spinrad, Attorney
     Marty Petersen

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                            EXHIBIT A

                                        File R575l4
                                        National Capital
                                        Management Corp.
                                        MSS 10-O4-94  9B-31-4
                                        Parcels 1, 2, 3 and 4

Survey Approval Project
Section:  S.E. 21st Ave.-S.E. Main St.  (Hillsboro)
Highway:  Tualatin Valley
Non-throughway


PARCEL 1 - Fee

A parcel of land lying in the SW1/4 of Section 5, Township 1 South, Range 2 West, W.M., Washington County, Oregon and being a portion of that property described in that deed to University Real Estate Trust, recorded as Microfilm Document No. 78-057099 of Washington County Book of Records; the said parcel being that portion of said property included in a strip of land variable in width, lying on the Northeasterly side of the center line of the Tualatin Valley Highway as said highway has been relocated, which center line is described as follows:

Beginning at Engineer's center line Station 377+46.20, said station being 553.58 feet North and 28S9.45 feet West of the Southeast corner of Section 5, Township 1 South, Range 2 West, W.M.; thence North 57o 45' 35" West 2855.3l feet to Engineer's center line Station 406+01.51.

The widths in feet of the strip of land above referred to are as follows:

Station to Station  Width on Northeasterly
                    Side of Center Line
380+30    380+70    59 in a straight line to 50
380+70    385+30                50

EXCEPT therefrom that property described in that deed to the State of Oregon, by and through its State Highway Commission, recorded October 9, 1961 in Book 451, Page 2, Deed Records of
Washington County Book of Records.

ALSO EXCEPT therefrom that property described in that deed to the State of Oregon, by and through its Department of Transportation, Highway Division, recorded as Microfilm Document No. 81-012861 of
Washington County Book of Records.

                      (CONTINUED ON PAGE 2)

EXHIBIT A CONTINUED - Page 2                      File RS7514



Bearings  are  based  upon the Oregon Co-ordinate  System,  North
Zone.

The  parcel  of  land to which this description applies  contains
1,135 square feet, more or less.


PARCEL  2  -     Permanent Easement for Slopes, Telephone,  Power
Line, Gas, Drainage Curb, Landscaping and T.V. Cable Facilities

A parcel of land lying in the SW1/4 of Section 5, Township 1 South, Range 2 West, W.M., Washington County, Oregon and being a portion of that property described in that deed to University Real Estate Trust, recorded as Microfilm Document No. 78-057O99 of Washington County Book of Records; the said parcel being that portion of said property included in a strip of land variable in width, lying on the Northeasterly side of the center line of the Tualatin Valley Highway as said highway has been relocated, which center line is described in Parcel 1.

The widths in feet of the strip of land above referred to are as follows:

Station to Station  Width on Northeasterly
                    Side of Center Line

380+30    380+75    64 in a straight line to 54
380+75    381+80              54
381+80    383+18              65
383+l8    384+00              54

EXCEPT therefrom Parcel 1.

The  parcel  of  land to which this description applies  contains
2,650 square feet, more or less.

PARCEL 3 - Permanent Easement for Sign

A parcel of land lying in the SW1/4 of Section 5, Township 1 South, Range 2 West, W.M., Washington County, Oregon and being a portion of that property described in that deed to University Real Estate Trust, recorded as Microfilm Document No. 78-057099, Washington County Book of Records; the said parcel being that portion of said property lying between lines at right angles to the center line of the relocated Tualatin Valley Highway at Engineer's Stations 381+70 and 381+80 and included in a strip of land 60 feet in width, lying on the Northeasterly side of said center line which center line is described in Parcel 1.

                      (CONTINUED ON PAGE 3)

EXHIBIT A CONTINUED - Page 3            File R57514



EXCEPT therefrom Parcel 1.

The parcel of land to which this description applies contains 100 square feet, more or less.

PARCEL 4 - Construction Permit for Road Approach


A parcel of land lying in the SW1/4 of Section 5, Township I South, Range 2 West, W.M., Washington County, Oregon and being a portion of that property described in that deed to University Real Estate Trust, recorded as Microfilm Document No. 78-057099, Washington County Book of Records; the said parcel being that portion of said property lying between lines at right angles to the center line of the relocated Tualatin Valley Highway at Engineer's Stations 380+75 and 381+55 and included in a strip of land 65 feet in width, lying on the Northeasterly side of said center line which center line is described in Parcel 1.

EXCEPT therefrom Parcel 1.

The  parcel  of  land to which this description applies  contains
1,180 square feet, more or less.


tw
5-17-95